Exhibit 99.1

For Immediate Release

DIGITAL ALLY, INC. APPLIES TO LIST COMMON STOCK

ON THE NASDAQ CAPITAL MARKET

OVERLAND PARK, Kansas (November 15, 2007) – Digital Ally, Inc. (OTC BB: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that the Company has applied for a listing of its common stock on The NASDAQ Capital Market.

“We believe that Digital Ally, Inc. now complies with all of the listing requirements for The NASDAQ Capital Market, and we have filed the appropriate documents with NASDAQ to apply for such listing,” stated Stanton E. Ross, Chief Executive Officer of the Company. “In light of the strong sales and earnings growth achieved by the Company in recent quarters, we believe it is appropriate to list Digital Ally’s common stock on the widely respected NASDAQ Stock Market. Our goal in seeking this listing is to broaden our exposure to potential investors and improve the trading liquidity of our stock.”

Approval of the listing application is subject to a qualitative and quantitative review process by NASDAQ.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications. The Company’s primary focus is the field of Digital Video Imaging and Storage. For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on the OTC Bulletin Board under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s ability to raise sufficient capital to continue to implement its business plan; whether the Company’s application for a NASDAQ Capital Market listing will be approved; the Company’s ability to have all of its product offerings perform as planned or advertised; whether there will be a commercial market, domestically and internationally, for one or more of its products; its ability to commercialize its products and production processes, including increasing its production capabilities to meet orders; its ability to continue increasing revenue and profits; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products;

competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774

or

RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at

info@rjfalkner.com